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                                   Exhibit 5.1

                             Opinion and Consent of
               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

       [LETTERHEAD OF MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.]



                                                                  August 5, 2003


InkSure Technologies Inc.
32 Broadway
Suite 1314
New York, New York 10004


Re:  InkSure Technologies Inc.
Form SB-2 filed on April 28, 2003
File No. 333-101790

Ladies and Gentlemen:

      We represent InkSure Technologies Inc., a Delaware corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form SB-2 (File No. 333-101790) under the Securities Act of 1933 (the "Registration Statement"), which relates to the registration for offer and sale of 8,355,294 shares (the "Shares") of the Registrant's common stock, par value $0.01 per share, by certain selling shareholders of the Registrant. In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

      In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

      Based upon the foregoing, it is our opinion that the Shares, when issued as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

      We acknowledge that we are referred to under the heading "Legal Matters" in the Registration Statement, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Shares for offer and sale in such states.

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      We express no opinion as to any matter other than as expressly set forth above, and no other opinion is intended to be implied nor may be inferred herefrom.


                                 Very truly yours,

                                 /s/ Mintz, Levin, Cohn, Ferris, Glovsky and
                                 Popeo, P.C.

                                 MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND
                                 POPEO, P.C.